Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 07, 2021 (July 26, 2021, as to effects of the reverse stock split described in Note 13) relating to the financial statements of Tenaya Therapeutics, Inc., appearing in Registration Statement No. 333-257820 on Form S-1 of Tenaya Therapeutics, Inc.

/s/ Deloitte & Touche LLP

July 30, 2021